UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2011

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2011, a Settlement Agreement (the "Settlement Agreement") was entered into among Essar Steel Algoma Inc. as successor to Algoma Steel Inc. ("Essar") and The Cleveland-Cliffs Iron Company ("CCIC"), Cliffs Mining Company ("CMC") and Northshore Mining Company ("Northshore" and collectively with CCIC and CMC, "Cliffs").

The Settlement Agreement contains, among other things, the terms and conditions of a negotiated settlement between Essar and Cliffs with respect to the companies’ previously disclosed arbitration and litigations regarding, among other matters, the validity of the arbitration award.

The Settlement Agreement, among other things, modifies the Pellet Sale and Purchase Agreement entered into January 31, 2002 ("Sales Agreement") between the parties. Specifically, the Settlement Agreement sets forth Essar’s pellet purchase and delivery obligations for pellets nominated in 2010 and acknowledges the method to calculate prices under the Sales Agreement beginning in 2010 through the duration of the term of the Sales Agreement. The Settlement Agreement also finalizes the 2011 pellet price and Essar’s pellet purchase and delivery obligations under the Sales Agreement. In addition, the parties have agreed to settle all currently pending litigation and acknowledge the validity of the award granted by the arbitration panel on December 17, 2010. The arbitration award, which is for the term of the Sales Agreement, resolved the challenges the parties were experiencing with respect to the evolving pricing system.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

April 21, 2011	By:	/s/ Gina K. Gunning

Name: Gina K. Gunning
Title: General Counsel, Corporate Affairs and Secretary